UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report:   February 9,  2005

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number   0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐	Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01.              Entry Into a Material Definitive Agreement

Effective February 9, 2005, the Registrant sold $40,000,000 of 7% Convertible Senior Subordinated Notes due 2025 (the “Notes”) in a private placement. The securities were sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Attached hereto as Exhibits are conformed copies of the related definitive agreements – the Securities Purchase Agreement, the Registration Rights Agreement, the Indenture, the Form of Note, the Fourth Amendment to our Credit Agreement and the press release announcing the private placement.

The Securities

The private placement consists of $40,000,000 of 7% Convertible Senior Subordinated Notes due 2025.

Maturity Date/Interest Payment Dates

The Notes have a final maturity date of February 15, 2025.  Interest is payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2005.

Conversion at Holder’s Option

The Notes are convertible at the option of the holder at any time prior to maturity into shares of our common stock, initially at a conversion price of $25.90 per share (which was 140% of the $18.50 closing price for our common stock on February 8, 2005 on The NASDAQ Stock Market).  If fully converted, the Notes would convert into 1,544,402 shares of the Company’s common stock.

As required by the Indenture under which we issued the Notes, we reserved 1,621,622 shares of our common stock for issuance on conversion of the Notes (representing 105% of the number of shares of our common stock into which the Notes currently are convertible).

If a Note holder elects to convert a note prior to February 15, 2008 in connection with certain corporate change of control transactions in which 10% or more of the consideration for our common stock consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market, we will increase the conversion rate for the Notes surrendered for conversion by a number of additional shares as described in the Indenture.

The conversion price of the Notes also will be subject to adjustment as described in the Indenture under certain other circumstances, including subdivision of our common stock or distributions on our common stock in the form of our common stock, other rights or warrants to acquire our common stock, or other shares of our capital stock, or cash distributions on our common stock in excess of $0.36 per share in any year.

Automatic Conversion

At any time prior to maturity, subject to certain conditions in the Indenture, we may elect to automatically convert the Notes into shares of our common stock at the then effective conversion price if the closing price of our common stock exceeds 150% of the then effective conversion price for at least 20 consecutive trading days during any 30 day period ending within 30 days prior to our notice of automatic conversion. If we effect an automatic conversion of the Notes prior to February 15, 2008, we will make an additional payment equal to three full years of interest, less any interest actually paid or provided for prior to the conversion date.  We may pay this additional payment in cash or, at our option, in shares of our common stock.  If we elect to pay the additional payment in our common stock, we will value our common stock at 95% of the closing price of our common stock for the five trading days ending on and including the second trading day immediately preceding the conversion date.

Optional Redemption

At any time on or after February 20, 2008, subject to certain conditions in the Indenture, we may redeem some or all of the Notes at 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at Holder’s Option upon Certain Dates and Events

A holder of Notes may require us to repurchase such holder’s Notes in cash at a price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest, if any, to the applicable repurchase date:

•                  on February 15, 2010, February 15, 2015 or February 15, 2020; or

•                  upon a change in control event or if our common stock is no longer authorized for quotation or listing on any of The New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The NASDAQ National Market.

Subordination

The Notes are unsecured senior subordinated obligations and are subordinated in right of payment to any existing and future senior indebtedness (including indebtedness under our Credit Agreement).  As of December 31, 2004, we had approximately $44.1 million in senior indebtedness outstanding. We and our subsidiaries are not prohibited from incurring senior indebtedness or other debt under the terms of the Notes and the Indenture.

Registration Rights

The Notes and our common stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any jurisdiction, and these securities may not be offered or sold in the United States or any other jurisdiction where such registration is required and has not been effected, except in a transaction not subject to, or exempt from the registration requirements of the Securities Act and any other applicable securities laws.

Pursuant to a Registration Rights Agreement we have agreed to file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Notes and our common stock issuable upon conversion of the Notes on or prior to March 11, 2005 and to use best efforts to cause the shelf registration statement to become effective within 90 days of such date, or within 120 days of such date if the filing is reviewed by the Securities and Exchange Commission. We will be required to pay certain “registration delay payments” as described in the registration rights agreement if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

Use of Proceeds

We have used the proceeds to repay the term loan under our Credit Agreement in full and pay down the revolving loan under our Credit Agreement, which will create availability for working capital and capital expenditures.  Upon completion of this transaction, the outstanding amount against the revolving loan will be approximately $7 million.

Amendment of our Credit Agreement

In connection with the private placement, as described in this Form 8-K, we entered into a Fourth Amendment to our Credit Agreement effective February 9, 2005 to permit the sale of the Notes. We intend to renegotiate our bank credit arrangement on more favorable terms to provide additional financial flexibility.

Item 2.03                                             Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion above under Item 1.01 with respect to the issuance of the Notes.

Item 3.02                                             Unregistered Sales of Equity Securities

See the discussion above under Item 1.01 with respect to the issuance of the Notes.

Item 9.01                                             Financial Statements and Exhibits.

The following Exhibit is included herein:

(c)                                  Exhibits

4(a)                           Conformed Copy of the Indenture dated as of February 9, 2005 between Quixote Corporation and LaSalle Bank National Association, as Trustee.

4(b)                          Form of 7% Convertible Senior Subordinated Note Due 2025.

4(c)                           Conformed Copy of the Registration Rights Agreement dated as of February 9, 2005 by and among Quixote Corporation, and the Buyers as defined therein.

10(a)                     Conformed Copy of the Securities Purchase Agreement dated as of February 9, 2005 by and among Quixote Corporation, and the Buyers as defined therein.

10(b)                    Conformed Copy of Fourth Amendment to the Credit Agreement and Reaffirmation of Subsidiary Guaranty dated as of February 9, 2005 by and among Quixote Corporation, as Borrower, certain identified subsidiaries of Quixote Corporation, as Guarantors, and the Northern Trust Company, as Agent for the Lenders and Lender, and LaSalle Bank National Association, Harris Trust and Savings Bank and National City Bank of Michigan/Illinois, as Lenders.

99(a)                     Press Release of Quixote Corporation dated February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE: February 10, 2005	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)

EXHIBIT INDEX

4(a)                            Conformed Copy of the Indenture dated as of February 9, 2005 between Quixote Corporation and LaSalle Bank National Association, as Trustee.

4(b)                           Form of 7% Convertible Senior Subordinated Note Due 2025.

4(c)                            Conformed Copy of the Registration Rights Agreement dated as of February 9, 2005 by and among Quixote Corporation, and the Buyers as defined therein.

10(a)                      Conformed Copy of the Securities Purchase Agreement dated as of February 9, 2005 by and among Quixote Corporation, and the Buyers as defined therein.

10(b)                     Conformed Copy of Fourth Amendment to the Credit Agreement and Reaffirmation of Subsidiary Guaranty dated as of February 9, 2005 by and among Quixote Corporation, as Borrower, certain identified subsidiaries of Quixote Corporation, as Guarantors, and the Northern Trust Company, as Agent for the Lenders and Lender, and LaSalle Bank National Association, Harris Trust and Savings Bank and National City Bank of Michigan/Illinois, as Lenders.

99(a)                      Press Release of Quixote Corporation dated February 10, 2005.